                              EXHIBIT 21

                         SUBSIDIARIES OF TEKTRONIX, INC.



                                                        Percentage of Voting
       Name of Subsidiary and                           Securities Owned by
   Jurisdiction in Which Organized                        Immediate Parent

Tektronix Ges.m.b.H. (Austria)                                   100%
Tektronix GmbH (Germany)                                         100
Tektronix Canada Inc. (Canada)                                   100
Tektronix Australia Pty. Limited (Australia)                     100
Tektronix S.A.(France)                                           100
Tektronix N.V. (Belgium)                                         100
Tektronix, S.A. de C.V. (Mexico)                                 100
Tektronix A/S (Denmark)                                          100
Tektronix S.p.A. (Italy)                                         100
Tektronix Norge A/S (Norway)                                     100
Tektronix AB (Sweden)                                            100
Tektronix Oy (Finland)                                           100
Tektronix Industria e Comercio Ltda. (Brazil)                    100
Tektronix Holland N.V. (The Netherlands)                         100
Tektronix International A.G. (Switzerland)                       100
Tektronix Europe B.V. (The Netherlands)                          100
Tektronix U.K. Limited  (United Kingdom)                         100
Tektronix U.K. Development Centre Limited                        100
 (United Kingdom)
Tektronix Espanola, S.A. (Spain)                                 100
GVG Japan, Ltd. (Japan)                                          100
Tektronix Foreign Sales Corporation (Guam)                       100
Tektronix China, Limited (Hong Kong)                             100
Tektronix Hong Kong Limited (Hong Kong)                          100
Tektronix Electronics (China) Co., Ltd.  (China)                 100
Tektronix Taiwan, Ltd. (Taiwan)                                  100
Tektronix Southeast Asia Pte Ltd  (Singapore)                    100
Tektronix Engineering Development (India) Private                100
  Limited (India)
Tektronix Korea, Ltd. (Korea)                                    100
Tektronix Development Company (Oregon)                           100
Tektronix International, Inc. (Oregon)                           100
Tektronix Properties, Inc. (Oregon)                              100
Tektronix Federal Systems, Inc. (Oregon)                         100
Tektronix Asia, Ltd. (Oregon)                                    100
Tektronix Export, Inc.(Oregon)                                   100

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Subsidiaries - Less than 100% Ownership
(Parent Company/Oregon Corp. listed above):

Yangzhong Tektronix Electronic Instrument Co., Ltd.               70
       (China)

Shanghai Tektronix Electronic Instrument Co., Ltd.                65
       (China)

Chongqing Tektronix Electronic Instrument Co., Ltd.               60
       (China)

Tektronix (India) Limited  (India)                                62

Sony/Tektronix Corporation  (Japan)                               50


MAXTEK Components Corporation                                     50